Exhibit 10.1

CONFIDENTIAL

EXECUTION VERSION

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is entered into effective as of July 1, 2016, by and between Interleukin Genetics, Inc., with an address of 135 Beaver Street, Waltham, MA 02452 (“INTERLEUKIN”), and Alticor Inc., with an address of 7575 Fulton Street East, Ada, MI 49355, as plan sponsor and plan administrator for the Amway Employee Health & Welfare Plan (“AMWAY”).

Each of INTERLEUKIN and AMWAY is sometimes referred to individually herein as a “Party”, and INTERLEUKIN and AMWAY are sometimes referred to collectively herein as the “Parties”.

WHEREAS, INTERLEUKIN is the owner of, or otherwise controls, genetic testing services currently sold under the PerioPredict® brand name (the “Test” or “Tests”); and

WHEREAS, AMWAY desires to purchase the Tests and accompanying Services for the benefit of the participants in the Dental and Vision Option of the Amway Employee Health & Welfare Plan;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1       “Affiliate” means, with respect to any Party, any person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such Party. For purposes of this definition, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a person controls or has the right to control the board of directors of a corporation or equivalent governing body of an entity other than a corporation.

1.2       “AMWAY Employees” means the employees of AMWAY or its Affiliates.

INTERLEUKIN/Agreement	Page 1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3       “Applicable Laws” means federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of regulatory authorities, national securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.4       “Change of Control” means, with respect to either Party, (a) a merger, consolidation, share exchange or other similar transaction involving either Party and any non-Affiliated third party (a “Third Party”) which results in the holders of the outstanding voting securities of either Party immediately prior to such merger, consolidation, share exchange or other similar transaction ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, share exchange or other similar transaction (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); (b) any transaction or series of related transactions (other than an investment transaction by an entity, the purpose of which is to raise capital for the Party) in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Party (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (c) the sale or other transfer to a Third Party of all or substantially all of either Party’s assets which relate to this Agreement.

1.5       “Confidential Information” means (a) with respect to INTERLEUKIN, all tangible embodiments of the Tests; and (b) with respect to AMWAY, all data regarding Plan participants that may be delivered to INTERLEUKIN, provided that AMWAY will not deliver any Protected Health Information (as defined by HIPAA) with the exception of contact information regarding eligible Plan participants for the purpose of providing the Tests and the Services; and (c) with respect to each Party, all information and technology disclosed or provided by or on behalf of such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or to any of the Receiving Party’s employees, consultants, Affiliates or sublicensees pursuant to or in connection with this Agreement if a reasonable person would consider such information confidential due to the type of information and circumstances of disclosure; provided, that, none of the foregoing shall be Confidential Information if: (i) as of the date of disclosure by the Disclosing Party, it is known to the Receiving Party or its Affiliates as demonstrated by contemporaneous written documentation, other than by virtue of a prior confidential disclosure to such Receiving Party; (ii) as of the date of disclosure by the Disclosing Party, it is in the public domain, or it subsequently enters the public domain through no fault of the Receiving Party; (iii) it is obtained by the Receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (iv) it is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party as demonstrated by contemporaneous written documentation. For purposes of clarity, the terms of this Agreement shall constitute Confidential Information of each Party. Notwithstanding the provisions in subsection (i) through (iv) of this section 1.4, information regarding participants in the Plan provided by AMWAY to INTERLEUKIN for the purposes of providing the Tests and Services, and all results of such Tests and Services, shall always be considered Confidential Information, and INTERLEUKIN shall protect such information consistent with the HIPAA Business Associate Addendum that is attached to this Agreement.

INTERLEUKIN/Agreement	Page 2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.6       “Control” or “Controlled” means, with respect to technology, patent rights, trademarks, design looks, or copyrights, the possession by a Party of the right to grant a license or sublicense to such technology, patent rights, trademarks, design looks, or copyrights as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any Third Party and without violating any Applicable Law.

1.7       “Effective Date” means the date first set forth above in the introductory paragraph to this Agreement.

1.8       “Force Majeure Event” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

1.9       “HIPAA” means the Health Insurance Portability and Accountability Act of 1996.

1.10       “Plan” means the Dental and Vision Option of the Amway Employee Health & Welfare Plan. Amway employees who are enrolled in the Plan are considered to be “participants” or “participating” in the Plan.

1.11       “Program” means the combined product offering from INTERLEUKIN, including both the Tests and accompanying Services.

1.12       “Promotional and Marketing Materials” means all websites, marketing, sales, promotional or other published literature used in connection with the Tests.

1.13       “Sample Collection Sets” means the materials necessary for INTERLEUKIN to process the Tests.

1.14       “Services” means any efforts INTERLEUKIN employs to enable access to, and utilization of, the Tests to employees of AMWAY or its Affiliates participating in the Plan, including but not limited to providing Sample Collection Sets, Promotional and Marketing Materials, access to web portals and communications platforms, and educational webinars to providers.

INTERLEUKIN/Agreement	Page 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.       INTERLEUKIN RESPONSIBILITIES

2.1       INTERLEUKIN will provide the Tests and the Services to any AMWAY Employees participating in the Plan who choose to take part in the Program.

2.2       Performance of a Test. All of the Tests will be processed at INTERLEUKIN’s CLIA certified laboratory in Waltham, MA. INTERLEUKIN will provide Test results consistent with INTERLEUKIN standard procedures, which shall be no less than the industry standards, as and as published in any materials provided to AMWAY Employees or to AMWAY, approximately two (2) weeks, but no longer than four (4) weeks, from the receipt by INTERLEUKIN of cheek swabs from which INTERLEUKIN can obtain sufficient DNA to perform the analysis.

2.3       INTERLEUKIN shall provide each AMWAY Employee participating in the Plan and who choose to take part in the Program with test results in its standard format or as otherwise described in published materials through participant’s dental care provider. INTERLEUKIN shall not provide Amway with any test results or other Protected Health Information as defined by HIPAA. Nevertheless, INTERLEUKIN shall provide Amway, upon Amway’s request, with any de-identified aggregated data that Amway deems reasonably necessary to monitor the success of the Program.

2.4        INTERLEUKIN shall not disclose or transmit any Personal Identifiable Information (as defined under any Applicable Law) or Protected Health Information (as defined HIPAA) of AMWAY Employees in relation to the Tests that has not been authorized.

2.5        INTERLEUKIN shall maintain in effect at all times during the terms of this Agreement insurance in coverages and amounts consistent with prevailing industry standards for the services being provided, together with any other insurance and bonds required by law, protecting against losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries to any person or damage to property arising out of INTERLEUKIN’s provision of the Tests and performance of the Services or any other action or omission of INTERLEUKIN in connection with this Agreement, to the extent that such injuries or damages are attributable to the fault or negligence of INTERLEUKIN or its employees, agents or subcontractors. Upon request, INTERLEUKIN will furnish to Amway insurance certificates that confirm such insurance coverage.

3.       AMWAY RESPONSIBILITIES

3.1       AMWAY will pay INTERLEUKIN the price per Test shown in Exhibit A. Such price shall include payment for both the Tests and Services.

3.2       Each Plan participant shall be responsible for engaging INTERLEUKIN for the Tests and Services. INTERLEUKIN shall deliver results of the Tests solely to each applicable Plan participant’s care provider as directed by the Plan participant. AMWAY will provide INTERLEUKIN with contact information regarding eligible Plan participants for the purpose of providing the Tests and the Services, and, if available and agreed-upon by both Parties, and in accordance with any law or regulation, dental and medical usage codes for its employees solely for the purpose of assessing and reporting various metrics regarding the effectiveness of the Services.

INTERLEUKIN/Agreement	Page 4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3       AMWAY will work collaboratively with INTERLEUKIN to enable reasonable access to its Plan participants for communications solely for the purpose of communicating the benefits, and increasing the effective utilization, of the Program. All such communications shall comply with HIPAA requirements and the attached HIPAA Business Associate Addendum.

3.4       AMWAY will send out email and mail communications to its Plan participants informing them of the Program and methods by which they may access the Tests.

3.5        AMWAY shall have no obligation to require any of its Plan participants to take part in the Program or use the Tests.

4.       PAYMENT TERMS

4.1       INTERLEUKIN shall provide an invoice to AMWAY for all Tests performed in the previous month, billed at the rate shown in Exhibit A.

4.2       Payment from AMWAY is due in full within sixty (60) days from the date AMWAY receives the invoice. Invoices that are past due by more than seven (7) days will be subject to a late charge of one percent (1%) per month on the amount of the past due balance.

5.       COVENANTS, REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1       Covenants, Representations and Warranties. Each Party covenants, represents and warrants to the other Party that:

5.1.1	it has full power and authority to enter into this Agreement and to perform its obligations hereunder;

5.1.2	it will meet its obligations hereunder in a professional and workmanlike manner and with personnel with appropriate expertise and experience;

5.1.3	it has obtained all permits, licenses, and other governmental authorizations and approvals required for its performance under this Agreement;

5.1.4	the products to be sold and the services to be rendered by each Party and the exercise of the licenses and rights granted hereunder shall not infringe or violate any patent, copyright, trademark, or other proprietary right of any Third Party; and

INTERLEUKIN/Agreement	Page 5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.1.5	it will fully comply with all Applicable Laws and regulations.

5.2       Indemnification of AMWAY by INTERLEUKIN. INTERLEUKIN shall indemnify, defend and hold harmless AMWAY, its Affiliates, their respective directors, managers, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “AMWAY Indemnitees”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, that are incurred by AMWAY Indemnitees /awarded against AMWAY Indemnitees (“Losses”) incurred by or imposed upon the AMWAY Indemnitees, or any one of them, as a direct result of claims (“Claims”) arising out of (a) the breach by INTERLEUKIN of this Agreement, except with respect to any Claims or Losses that result from a material breach of this Agreement by, or the gross negligence or willful misconduct of, AMWAY; provided, however, that, with respect to any Claim for which AMWAY has an obligation to any INTERLEUKIN Indemnitee pursuant to Section 5.3 and INTERLEUKIN has an obligation to any AMWAY Indemnitee pursuant to this Section 5.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim; (b) the gross negligence, fraud or willful misconduct of INTERLEUKIN; or (c) any bodily injury, death of any person or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of INTERLEUKIN or its personnel (including any reckless or willful misconduct).

5.3       Indemnification of INTERLEUKIN by AMWAY. AMWAY shall indemnify, defend and hold harmless INTERLEUKIN, its Affiliates, their respective directors, managers, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “INTERLEUKIN Indemnitees”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, that are incurred by AMWAY Indemnitees /awarded against AMWAY Indemnitees (“Losses”) incurred by or imposed upon the INTERLEUKIN Indemnitees , or any one of them, as a direct result of Claims arising out of (a) the breach by AMWAY of this Agreement, except with respect to any Claims or Losses that result from a material breach of this Agreement by, or the gross negligence or willful misconduct of, INTERLEUKIN; provided, however, that, with respect to any Claim for which INTERLEUKIN has an obligation to any AMWAY Indemnitee pursuant to Section 5.2 and AMWAY has an obligation to any INTERLEUKIN Indemnitee pursuant to this Section 5.3, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim; (b) the gross negligence, fraud or willful misconduct of AMWAY; or (c) any bodily injury, death of any person or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of AMWAY or its personnel (including any reckless or willful misconduct).

INTERLEUKIN/Agreement	Page 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4       Conditions to Indemnification. A person seeking recovery under this Section 5 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from which recovery is sought (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting its obligation under this Section 5, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided that the Indemnifying Party (a) acts reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) does not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim. Indemnified Party's failure to provide a notice to Indemnifying Party under this Section 5.4 does not relieve Indemnifying Party of any liability that Indemnifying Party may have to Indemnified Party, but in no event shall Indemnifying Party be liable for any Losses that result directly from a delay in providing notice, which delay materially prejudices the defense of the related third-party claim.

6.       TERM AND TERMINATION

6.1       Term. The initial term of this Agreement shall commence on the Effective Date and continue for a period of thirty six (36) months (the “Initial Term”). Thereafter, this Agreement may be renewed for additional terms of twelve (12) months (each, a “Renewal Term” and together with the Initial Term, the “Term”) and shall be considered automatically so renewed, unless sooner terminated in accordance with this Section 6.

6.2       Termination. Either party shall have the right to terminate this Agreement upon the occurrence of any of the following events:

6.2.1	Confidential Information. Immediately upon written notice if the other Party breaches confidentiality.

6.2.2	Other Defaults. If the other Party defaults in the performance of any of its material obligations under this Agreement and such default continues for a period of fifteen (15) days after receipt of written notice specifying the nature of the breach.

6.2.3	Without Cause. After the initial twelve (12) months, for any or no reason, upon at least ninety (90) days’ prior written notice to the other Party.

6.2.4	Applicable Law. Immediately upon written notice if the other Party breaches an Applicable Law.

6.3       Effect of Termination. Upon termination of this Agreement, all rights and licenses granted under this Agreement shall terminate, provided, however, that the provisions of Section 2.2, Article 5 and Section 7.8 shall survive termination.

INTERLEUKIN/Agreement	Page 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.       GENERAL

7.1       Press Releases. Any press releases regarding the relationship of the Parties under this Agreement must be approved by both Parties before issuance of such release to the public.

7.2       Force Majeure. Neither Party will be liable to the other for any failure to perform any obligation under this Agreement if such failure is caused by, or arises from, a Force Majeure Event.

7.3       Governing Law; No Waiver; Attorneys’ Fees; Counterparts. This Agreement shall be governed by and interpreted according to the laws of the State of Michigan, without regard to the conflicts of law provisions of State of Michigan or any other state or country. Each Party (a) agrees that any litigation arising out of this Agreement may be brought only in the state or federal courts whose jurisdiction includes Kent County, State of Michigan, (b) consents to the jurisdiction of such courts, and (c) waives any argument that any such court is an inconvenient forum. No failure or delay by a Party in exercising any right, power or privilege hereunder will be deemed or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other further exercise of any right, power or privilege hereunder. In the event of any dispute or if it becomes necessary to enforce the provisions of this Agreement, the successful Party shall be entitled to recover reasonable expenses, including reasonable attorneys and other professional fees, in addition to any other available remedies. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

7.4       Assignment. This Agreement shall not be assigned by either Party to any Third Party without the prior written permission of the other Party hereto. Non-assignment of this Agreement is also applicable during any Change of Control.

7.5       Headings and Severability. The headings in this Agreement are intended to be a convenience only and are not intended to affect interpretation. Any invalidity in whole or in part shall not affect the validity of any other provision of this Agreement.

7.6       Modification. The terms of this Agreement may not be modified, unless such modification is in writing and signed by duly authorized representatives of each Party.

7.7       Waiver. The waiver of any breach of any covenants and conditions of this Agreement shall not hinder or otherwise prevent the subsequent enforcement of said rights.

7.8       Notice. Any notice under this Agreement shall be in writing and shall, for all purposes, be deemed to have been fully given on the date personally delivered or received by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the respective Parties at the addresses set forth above, or at such other address for either Party as may be specified by such Party in accordance with this section for such purpose.

INTERLEUKIN/Agreement	Page 8

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contact Information

INTERLEUKIN contact:

Paul Voegelin

Vice President, Marketing

Interleukin Genetics, Inc.

135 Beaver Street

Waltham, MA 02452

AMWAY contact:

Brian Riefepeters

Manager, Corporate Compensation & Benefits

Amway

7575 Fulton Street

Ada, MI 49355

7.9       Any communications to AMWAY Employees regarding the Program must be approved in writing by both Parties’ designated contact shown in section 7.8.

7.10       Independent Contractor. The Parties do not intend by this Agreement to create a partnership, principal/agent, employer/employee, or joint venture relationship and nothing in this Agreement shall be construed as creating such a relationship between the Parties. Neither Party nor its agents or employees are the representatives of the other Party for any purpose except as expressly set forth in this Agreement, and neither Party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.

7.11       Entire Agreement. This Agreement constitutes the entire agreement between AMWAY and INTERLEUKIN with respect to the sale of the Tests and accompanying Services and supersedes all earlier agreements and understandings, oral and written, between the Parties with regard to such sale.

IN WITNESS WHEREOF, AMWAY and INTERLEUKIN have duly authorized their representatives to make and sign this Agreement as of the Effective Date written above.

INTERLEUKIN:

INTERLEUKIN GENETICS, INC.

INTERLEUKIN/Agreement	Page 9

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

By	/s/ Mark Carbeau

Mark Carbeau
CEO

AMWAY:

ALTICOR INC.

By	/s/ Brian Riefepeters

Brian Riefepeters
Manager, Corporate Compensation & Benefits

INTERLEUKIN/Agreement	Page 10

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

PerioPredict® Test processing fee

•	$[***]per test processed during the initial [***] months of this agreement
•	$[***] per test processed after the initial [***] months of this agreement

The maximum amount Amway will pay to Interleukin in the initial [***] months of this Agreement is $[***]

During the initial [***] months of this Agreement, after $[***] in processing fees have been invoiced, Interleukin will not charge Amway any PerioPredict Test Processing fees for additional tests processed.

Price includes all promotional and educational materials provided with the Program.

INTERLEUKIN/Agreement	Page 11

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.